UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 18, 2026
(Date of earliest event reported)
FRANKLIN BSP REAL ESTATE DEBT, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56705	99-3480205
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Madison Avenue, Suite 1600 New York, New York	10010

(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number including area code) 212-588-6770
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 18, 2026 (the “Closing Date”), a consolidated subsidiary of Franklin BSP Real Estate Debt, Inc. (the “Company”), BSPDF 2026-FL5 Issuer, LLC (the “Issuer”), closed an approximately $725.2 million commercial real estate mortgage securitization transaction, and sold approximately $644.5 million of the securitization’s notes in a private placement.

The notes were issued pursuant to an indenture (the “Indenture”), dated as of the Closing Date, by and among the Issuer, FBRED REIT Real Estate Debt OpCo, LLC., as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee (the “Trustee”), and Computershare Trust Company, National Association, as note administrator (the “Note Administrator”) and custodian.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The net proceeds of the sale of the Offered Notes will be used primarily to repay borrowings under the Company’s current credit facilities, fund future loans and investments and for general corporate purposes.

The aggregate principal amounts of the following ten classes of Notes (each, a “Class”) were issued pursuant to the terms of the Indenture: (i) $420,615,000 Class A Senior Secured Floating Rate Notes Due 2044 (the “Class A Notes”); (ii) $87,931,000 Class A-S Second Priority Secured Floating Rate Notes Due 2044 (the “Class A-S Notes”); (iii) $50,764,000 Class B Third Priority Secured Floating Rate Notes Due 2044 (the “Class B Notes”); (iv) $39,886,000 Class C Fourth Priority Secured Floating Rate Notes Due 2044 (the “Class C Notes”); (v) $23,569,000 Class D Fifth Priority Secured Floating Rate Notes Due 2044 (the “Class D Notes”); (vi) $21,756,000 Class E Sixth Priority Secured Floating Rate Notes Due 2044 (the “Class E Notes” and, together with the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes and the Class D Notes, the “Offered Notes”); $8,158,000 Class F Seventh Priority Secured Floating Rate Notes Due 2044 (the “Class F Notes”), $8,159,000 Class G Eighth Priority Secured Floating Rate Notes Due 2044 (the “Class G Notes”), $15,410,000 Class H Ninth Priority Secured Floating Rate Notes Due 2044 (the “Class H Notes”) and $48,951,535 Class J Income Notes Due 2044 (the “Class J Notes,” and together with the Class F Notes, the Class G Notes, the Class H Notes and the Offered Notes, the “Notes”).

The Offered Notes are secured by a portfolio (the “Portfolio”) comprising of commercial and/or multifamily real estate mortgage loans, combinations of a Mortgage Loan and a related mezzanine loan and/or fully-funded senior, senior pari passu or pari passu participation interests or promissory notes in (i) a Mortgage Loan, (ii) senior, senior pari passu or pari passu promissory notes evidencing a portion of a Mortgage Loan or (iii) a Combined Loan with an aggregate principal balance of approximately $674.4 million as of the Closing Date. Through its ownership of the equity of the Issuer, the Company intends to own the Portfolio until its maturity and will account for the issuance of the Offered Notes on its balance sheet as a financing.

The Portfolio was purchased by the Issuer on the Closing Date from a consolidated subsidiary of the Company, and such seller made certain representations and warranties to the Issuer with respect to the mortgage assets it sold. If any such representations or warranties are materially inaccurate, the Issuer may compel the seller to repurchase the affected mortgage assets from it for an amount not exceeding par plus accrued interest and certain additional charges, if then applicable.

The Issuer, the Advancing Agent, Benefit Street Partners L.L.C., the Note Administrator and the Trustee entered into a servicing agreement (the “Servicing Agreement”) with NewPoint Real Estate Capital LLC, as servicer (the “Servicer”), and BSP Special Servicer, LLC, as general special servicer (the “General Special Servicer”), pursuant to which the Servicer agreed to act as the servicer for the mortgage assets and the General Special Servicer agreed to act as general special servicer for the mortgage assets.

In connection with its duties under the Servicing Agreement, the Servicer will be entitled to a monthly servicing fee equal to 0.040% per annum of the outstanding principal balance of each mortgage asset and a monthly investor reporting fee in the amount of $1,250. The Servicer will also be entitled to certain additional compensation as provided in the Servicing Agreement.

In connection with its duties under the Servicing Agreement, the Special Servicer will be entitled to a monthly special servicing fee equal to 0.25% per annum of the outstanding principal balance of each specially serviced mortgage asset and additional special servicing compensation in the form of (i) a workout fee with respect to each corrected mortgage asset equal to 1.00% of each collection of interest and principal for so long as it remains a corrected mortgage asset and (ii) a liquidation fee equal to 1.00% of any liquidation proceeds or full or discounted payoff of a specially serviced mortgage asset; provided that the Special Servicer will be entitled to receive only a liquidation fee or a workout fee, but not both, with respect to any mortgage asset. The Special Servicer will also be entitled to certain additional compensation as provided in the Servicing Agreement. The Special Servicer will also be entitled to reimbursement of expenses, as permitted under the Servicing Agreement.

The Notes represent limited recourse obligations of the Issuer, payable solely from the cash flow generated by the Portfolio and any other assets of the Company, including the proceeds of any sale of assets by the Company. To the extent that cash flow from the Portfolio and other pledged assets is insufficient to make payments in respect of the Notes, none of the shareholders, members, officers, directors, managers or incorporators of the Issuer, the Note Administrator, the Trustee, the Servicer, the Special Servicer, the Placement Agents, any of their respective affiliates or any other person or entity will have any obligation to pay any further amounts in respect of the Notes.

The Offered Notes have initial interest rates as follows: 1.3000% plus 1 Month CME Term SOFR for the Class A Notes, 1.5000% plus 1 Month CME Term SOFR for the Class A-S Notes, 1.8000% plus 1 Month CME Term SOFR for the Class B Notes, 2.0000% plus 1 Month CME Term SOFR for the Class C Notes, 2.4500% plus 1 Month CME Term SOFR for the Class D Notes, and 2.9500% plus 1 Month CME Term SOFR for the Class E Notes. Interest payments on the Notes are payable monthly on the 18th day of each month (or, if such day is not a business day, the next business day), commencing in September 2026 and ending in February 2044, which is the stated maturity date of each of the Notes. The Advancing Agent may be required to advance interest payments due on certain classes of Offered Notes subject to the conditions set forth in the Indenture.

Each Class of Notes will mature at par in February 2044, unless redeemed or repaid prior thereto. Principal payments on each class of Notes will be paid at the stated maturity in accordance with the priority of payments set forth in the Indenture. It is anticipated, however, that the Notes will be paid in advance of the stated maturity date in accordance with the priority of payments set forth in the Indenture. The initial weighted average life of each class of Offered Notes is currently expected to be 3.84 years for the Class A Notes, 4.94 years for the Class A-S Notes, 5.17 years for the Class B Notes, 5.23 years for the Class C Notes, 5.27 years for the Class D Notes and 5.33 years for the Class E Notes. The calculation of the weighted average lives of the Offered Notes assumes certain collateral characteristics, including that there are no prepayments, defaults or delinquencies. There can be no assurance that such assumptions will be met.

Subject to certain conditions described in the Indenture, from and after the monthly payment date in August 2036, the Special Servicer will be required to conduct an auction prior to each monthly payment date occurring in February, May, August and November and in connection therewith, the Notes will be redeemed by the Issuer in whole but not in part if a successful auction is completed.

The Notes may be redeemed by the Issuer, in whole but not in part, and without payment of any penalty or premium, at the direction of the majority of the Class J Notes from and after the monthly payment date in February 2029.

The Notes may also be redeemed by the Issuer, in whole but not in part, on any monthly payment date on which the aggregate outstanding principal amount of the Offered Notes has been reduced to 10% of the aggregate principal amount of the Offered Notes outstanding on the issuance date.

The Notes are also subject to a mandatory redemption, subject to certain exceptions, on any interest payment date on which certain tests set forth in the Indenture are not satisfied.

If certain events occur that would make the Issuer subject to paying U.S. income taxes or would make certain payments to or from the Issuer subject to withholding tax, then the Issuer may redeem the Notes, in whole but not in part, at the direction of the majority of the Class J Notes.

In addition to standard events of default, the Indenture also contains the following events of default: (1) the requirement of the Issuer or pool of assets securing the Notes to register as an investment company under the Investment Company Act of 1940, as amended, and (2) the loss of the Issuer’s status as a qualified REIT subsidiary or other disregarded entity of the Company, subject to certain exceptions.

The description of the Indenture above is a summary and is qualified in its entirety by the terms of the Indenture, which will be filed as an exhibit to the Company's Form 10-Q for the quarter ended September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin BSP Real Estate Debt, Inc.

By:	/s/ Jerome S. Baglien:
Name: Jerome S. Baglien
Title: Chief Financial Officer, Chief Operating Officer and Treasurer

Date: September 4, 2026